Exhibit 10.1

Registration marks OY-MRG, msn 28010

Aircraft Sale and Purchase Agreement

dated 17 August 2006

Maersk Aircraft A/S

and

Wells Fargo Bank Northwest, National Association (not in its individual capacity but solely as Owner Trustee)

relating to the Boeing B737-7L9 aircraft, msn 28010, Danish registration marks OY-MRG.

PORTIONS OF THIS EXHIBIT MARKED BY AN *** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Contents:

II

This AIRCRAFT SALE AND PURCHASE AGREEMENT is made on this      day of August 2006

between

MAERSK AIRCRAFT A/S, a limited company incorporated in Denmark with its registered office at Copenhagen Airport, DK-2791 Dragoer, Denmark (the ‘‘Seller’’);

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (not in its individual capacity but solely as Owner Trustee pursuant to the Trust Agreement (as defined below)), a national banking association incorporated under the laws of the State of Utah, United States of America, having its principal place of business at 299 South Main Street, 12th Floor, Salt Lake City, Utah, UT 84111, United States of America (the ‘‘Buyer’’).

WHEREAS the Seller and the Buyer desire to effect, on the Delivery Date, the transfer by the Seller to the Buyer of all of the Seller’s right, title and interest in, under and with respect to the Aircraft.

Now, therefore, the parties hereto agree as follows:

1	Definitions and Interpretation

1.1	Definitions

In this Agreement the following terms have the meanings, except where the context otherwise requires, given to them in this Clause 1.1:

‘‘Acceptance Certificate’’	means a certificate substantially in the form of Schedule 3, Acceptance Certificate to be signed by the Buyer and the Seller on Delivery
‘‘Additional Rent’’	shall have the meaning given to it in the Sterling Lease.
‘‘Aircraft’’	means the Boeing B737-7L9 aircraft, Danish registration marks OY-MRG and manufacturer’s serial number 28010 together with its Engines, parts and Aircraft Documents relative thereto as the Aircraft is further described in Schedule 1, description of Aircraft.
‘‘Aircraft Documents’’	shall have the meaning given to it in the Sterling Lease.
‘‘Airframe’’	means the Aircraft excluding the Engines relative thereto.
‘‘Assignments of Warranties’’	means the assignments of warranties from the Seller to the Buyer in relation to Airframe and Engines warranties as contemplated by clause 9.
‘‘Beneficiary’’	means Aircastle Investment Holdings 2 Limited.
‘‘Bill of Sale’’	means a bill of sale in respect of the Aircraft substantially in the form of Schedule 2, Bill of Sale.
‘‘Business Day’’	means a day on which banks are open for business in Copenhagen, New York and the Buyer’s Jurisdiction.
‘‘Buyer Deposit’’	means the USD *** deposit made on behalf of the Buyer under the letter of intent between the Aircastle Advisor International Limited and the Seller dated 29 May 2006.
‘‘Buyer’s Jurisdiction’’	means the State of Utah, United States of America.

‘‘Damage’’	means a fault in or damage to the Aircraft the costs of rectification of which exceed USD 500,000 if the damage is uninsured and USD 1,000,000 if the damage is insured.
‘‘Delivery’’	means delivery of the Aircraft by the Seller to the Buyer pursuant to and in accordance with this Agreement.
‘‘Delivery Date’’	means the date on which Delivery occurs.
‘‘Delivery Location’’	means Copenhagen, Denmark or such other location as may be agreed between the Seller and the Buyer.
‘‘Effective Time Notice’’	shall have the meaning given to it in the Novation Agreement.
‘‘Engine’’	means each engine relative to the Aircraft and as identified in Schedule 1, description of Aircraft.
‘‘Final Delivery Date’’	means 31 August 2006.
‘‘Governmental Entity’’	means and includes (i) any national, government, political sub-division thereof or local jurisdiction therein, (ii) any board, commission, department, division, organ, instrumentality, court, exchange control authority or agency of any thereof, however constituted and (iii) any association, organisation or institution of which any thereof is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.
‘‘Inspection’’	means the Buyer’s predelivery inspection of the Aircraft as referred to in clause 6.
‘‘Law’’	means and includes (i) any statute, decree, constitution, regulation, order, judgment or other directive of any Governmental Entity, (ii) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party (iii) any judicial or administrative interpretation or application of any thereof; and (iv) any amendment or revision of any thereof.
‘‘Lease Certificate of Acceptance’’	shall have the meaning given to ‘‘Certificate of Acceptance’’ in the Novation Agreement.
‘‘Lease Declaration’’	means any lease declaration registered over and against the Aircraft with the Danish Register of Rights over Aircraft in respect of the Sterling Lease.
‘‘Lessee’’	means Sterling Airlines A/S.
‘‘Losses’’	means losses, liabilities, actions, claims, proceedings, penalties, fines, judgments, damages, Taxes, fees, costs and expenses.
‘‘Maintenance Contributions’’	shall have the meaning given to it in the Novation Agreement.
‘‘Manufacturer’’	means the manufacturer of the Airframe, Engines, or any component, as applicable in the context used herein.

‘‘Novation Agreement’’	means the lease amendment and novation agreement to be entered into on or prior to the Delivery Date between the Seller, the Buyer and the Lessee in respect of the Sterling Lease.
‘‘Parent Guarantee’’	means a performance guarantee document by Aircastle Holding Corporation Limited a Bermudan corporation, in the form of Schedule 4, Parent Guarantee.
‘‘Permitted Liens’’	means the Lease Declaration and ‘‘Permitted Liens’’ as such term is defined under the Sterling Lease.
‘‘Purchase Price’’	means the amount calculated as follows:
P − (R + AR + SD + D) + INT
where:
‘‘P’’ means USD ***.
‘‘R’’ means any Rent received by or payable to the Seller under the Sterling Lease for the period from and including *** up to but excluding the Delivery Date.
‘‘AR’’ means any Additional Rent received by or payable to the Seller under the Sterling Lease less any Maintenance Contributions.
‘‘SD’’ means the Security Deposit.
‘‘D’’ means the Buyer Deposit
‘‘INT’’ means interest at *** per annum or the amount designated as ‘‘P’’ above from and including *** up to, but excluding the Delivery Date.
‘‘Rent’’	shall have the meaning given to it in the Sterling Lease.
‘‘Replacement Security Deposit Agreement’’	means the replacement security deposit agreement to be entered into on or prior to the Delivery Date between the Seller, the Buyer, the Lessee and *** in respect of a security deposit agreement dated 13 September 2005 and made between, inter alios, the Seller, the Lessee and *** in replacement of, inter alia, the ‘‘Letter of Credit’’ as such term shall be understood in the Sterling Lease.
‘‘Scheduled Delivery Date’’	means 17 August 2006.
‘‘Security Deposit’’	shall have the meaning given to ‘‘Deposit’’ in the Sterling Lease.
‘‘Security Interest’’	shall have the meaning given to it in the Sterling Lease.
‘‘Sterling Lease’’	means the Aircraft Lease Agreement in respect of the Aircraft between the Seller and the Lessee dated 12 September 2005 and the Lease Certificate of Acceptance.
‘‘Taxes’’	means all present and future taxes, levies, imposts, duties, stamp duties, registration taxes and fees, sale and withholding taxes, value added taxes (VAT) and charges of any nature in any jurisdiction.

‘‘Total Loss’’	shall have the meaning given to it in the Sterling Lease.
‘‘Transaction Documents’’	means this Agreement, the Novation Agreement, the Acceptance Certificate, the Replacement Security Deposit Agreement, the Bill of Sale, the Assignment of Warranties and any agreement amending or supplementing any of the foregoing documents.
‘‘Trust Agreement’’	means that certain trust agreement dated on or about 15 August 2006 between the Buyer and the Beneficiary relating to the Aircraft.
‘‘USD’’	means the lawful currency of the United States of America.

1.2	Interpretation

References in this Agreement to:

(a)	Sections, clauses or schedules are, unless otherwise specified, references to sections of, clauses of, and schedules to, this Agreement;

(b)	any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any substitution therefor;

(c)	the word person or persons or to words importing persons include, without limitation, individuals, partnerships, corporations, government agencies, committees, departments, authorities and other bodies corporate or unincorporated, whether having distinct legal personality or not; and

(d)	where the context so requires, definitions importing the singular only shall also include the plural and vice versa.

1.3	Headings

Clause headings are for ease of reference only.

2	Representations and Warranties

PART A – Seller’s Representations and Warranties

2.1	Seller’s Representations and Warranties

The Seller represents and warrants to the Buyer that the statements set out in Clause 2.2 to Clause 2.10 are at the date hereof, and on the Delivery Date will be, true and accurate.

2.2	Status

The Seller is a limited liability company (in Danish ‘‘aktieselskab’’) incorporated and validly existing under the laws of Denmark and has the corporate power to enter into and implement the transactions contemplated by the Transaction Documents to which it is a party.

2.3	Due Authorisation

The execution, delivery and performance of the Transaction Documents to which the Seller is a party have been duly authorised by all necessary corporate action on the part of the Seller.

2.4	Binding Obligations

The Transaction Documents to which the Seller is a party constitute legal, valid and binding obligations of the Seller.

2.5	Consents

Each consent required by the Seller to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents to which it is a party has been obtained and is in full force and effect, and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith.

2.6	No Conflict

The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party will not (i) conflict with, or result in any material breach of, any of the terms of, or constitute a default under, any agreement or document to which it is a party or by which it or any of its property or assets may be bound or (ii) contravene or conflict with the provisions of its constitutive documents or applicable laws, regulations, judgments and orders.

2.7	Title to Aircraft

The Seller will at Delivery have full legal and beneficial ownership of the Aircraft free from any Security Interest other than Permitted Liens and shall with full title guarantee transfer to Buyer good and marketable title in and to the Aircraft.

2.8	No Material Litigation

No legal action, suit, proceeding or investigation is currently pending against Seller (and to the best of Seller’s knowledge and belief no legal action, suit, proceeding or investigation is currently threatened against Seller) which, if adversely determined, would materially impair (i) its ability to perform under this Agreement or any other Transaction Documents or (ii) the validity or enforceability of this Agreement or any other Transaction Documents to which the Seller is a party.

2.9	The Seller is not in default in respect of any obligation to be performed by the Seller pursuant to the Sterling Lease.

2.10	No liquidator, provisional liquidator, receiver, examiner, manager, administrator, custodian, trustee or similar officer has been appointed in respect of all or part of the assets of the Seller nor has any application been made to court which is still pending for an order which will lead to the appointment of such officers or the winding-up, reorganisation, liquidation, examination of the Seller or the entry of any order for relief under any similar insolvency law.

PART B – Buyer’s Representations and Warranties

2.11	Buyer’s Representations and Warranties

The Buyer represents and warrants to the Seller that the statements set out in Clauses 2.12 to 2.18 are true and accurate at the date of this Agreement and on the Delivery Date.

2.12	Status

The Buyer is a national banking association incorporated and validly existing and in good standing under the laws of the Buyer’s Jurisdiction and has the corporate power to enter into and implement the transactions contemplated by the Transaction Documents to which it is a party.

2.13	Due Authorisation

The execution, delivery and performance of the Transaction Documents to which the Buyer is a party have been duly authorised by all necessary corporate action on the part of the Buyer.

2.14	Binding Obligations

The Transaction Documents to which the Buyer is a party constitute legal, valid and binding obligations of the Buyer.

2.15	Consents

Each consent required by the Buyer to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents to which it is a party has been obtained and is in full force and effect and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith.

2.16	No Conflict

The execution, delivery and performance by the Buyer of the Transaction Documents to which it is a party will not (i) conflict with, or result in any material breach of, any of the terms of, or constitute a default under any agreement or document to which it is a party or by which it or any of its property or assets may be bound or (ii) contravene or conflict with the provisions of its constitutive documents.

2.17	No Material Litigation

Buyer is not aware of any legal action, suit, proceeding or investigation that is currently pending or threatening against Buyer which, if adversely determined, would materially impair (i) its ability to perform under this Agreement or any other Transaction Documents or (ii) the validity or enforceability of this Agreement or any other Transaction Documents to which the Buyer is a party.

2.18	No liquidator, provisional liquidator, receiver, examiner, manager, administrator, custodian, trustee or similar officer has been appointed in respect of all or part of the assets of the Buyer nor has any application been made to court which is still pending for an order which will lead to the appointment of such officers or the winding-up, reorganisation, liquidation, examination of the Buyer or the entry of any order for relief under any similar insolvency law.

3	Agreement to Sell and Purchase

3.1	Agreement

Subject to the provisions of this Agreement, the Seller agrees to sell all its rights, title and interest in the Aircraft to the Buyer, on the Delivery Date, and the Buyer agrees to purchase the Aircraft from the Seller, on the Delivery Date at the Delivery Location, in an ‘‘as is, where is’’ condition.

3.2	Transfer of Title

The Seller shall upon Delivery pass good and marketable title with full title guarantee to the Aircraft to the Buyer.

3.3	Security Interests

Save for Permitted Liens, the Aircraft shall upon its Delivery be free and clear of any Security Interests.

3.4	Risk

Risk of loss or destruction of the Aircraft or damage to the Aircraft shall pass from the Seller to the Buyer upon Delivery.

3.5	Total Loss and Damage before Delivery

If after the Inspection, but before Delivery, the Aircraft suffers:

3.5.1	Damage either party may notify the other party that it terminates its obligation to sell or buy (as the case may be) the Aircraft. If a party so wishes to terminate its obligation, it shall notify the other party no later than 3 Business Days after becoming aware of the subject Damage;

3.5.2	a Total Loss this Agreement shall automatically terminate.

If terminated in accordance with 3.5.1 or 3.5.2, the parties’ rights and obligations under this Agreement shall cease and be discharged without further liability of either of the Buyer or Seller (save that the Seller shall forthwith return the Buyer Deposit) and neither party shall have any claims against the other for any Losses resulting from such non-delivery.

4	Conditions Precedent

4.1	Seller Conditions

The obligations of the Seller to sell the Aircraft to the Buyer shall be subject to fulfilment of each of the following conditions on or prior to the Delivery Date for the Aircraft:

(a)	receipt by the Seller of the Purchase Price;

(b)	receipt by the Seller of corporate documentation in respect of the Buyer and evidence of due execution by the Buyer of the Transaction Documents;

(c)	receipt by the Seller of legal opinions from (i) Conyers Dill and Pearman, Bermudan counsel to the Buyer in form and substance satisfactory to the Seller regarding, inter alia, the due execution and enforceability of the Parent Guarantee and (ii) Ray Quinney & Nebeker, Special Utah counsel to the Buyer, regarding, inter alia, the due execution and authorisation of those of the Transaction Documents to which the Buyer is a party;

(d)	receipt by the Seller of the Parent Guarantee duly executed by Aircastle Holding Corporation Limited;

(e)	receipt by the Seller of the Novation Agreement duly executed by the parties thereto (other than the Buyer);

(f)	receipt by the Seller of the conditions precedent deliverable to, and/or to be fulfilled in favour of, it under the Novation Agreement; and

(g)	the representations given by the Buyer in Part B of Clause 2 being true and accurate on the Delivery Date.

4.2	Waiver by Seller

The conditions precedent set out in Clause 4.1 have been inserted for the benefit of the Seller and may be waived or deferred in writing, in whole or in part and with or without conditions, by the Seller.

4.3	Buyer Conditions

The obligation of the Buyer to purchase the Aircraft from the Seller shall be subject to fulfilment of each of the following conditions on or prior to the Delivery Date for the Aircraft:

(a)	receipt by the Buyer of corporate documentation in respect of the Seller and evidence of due execution by the Seller of the Transaction Documents;

(b)	receipt by the Buyer of a legal opinion in form and substance satisfactory to the Buyer from Bech-Bruun, in relation to inter alia, the due execution and enforceability of the Transaction Documents and certain registration matters in Denmark;

(c)	receipt by the Buyer of a legal opinion in form and substance satisfactory to the Buyer from Gorrissen Federspiel Kierkegaard in relation to, inter alia, the due execution and enforceability of those of the Transaction Documents to which the Seller is a party;

(d)	the Aircraft is not subject to any Security Interests save for Permitted Liens;

(e)	receipt by the Buyer of the Novation Agreement and the Replacement Security Deposit Agreement duly executed by the parties thereto (other than the Buyer);

(f)	receipt by the Buyer of the conditions precedent deliverable to, and/or to be fulfilled in favour of, it under the Novation Agreement;

(g)	receipt by the Buyer of the Assignments of Warranties, duly executed by the parties thereto and consented to by the Relevant Manufacturer;

(h)	the representations given by the Seller in Part A of Clause 2 being true and accurate on the Delivery Date;

(i)	no material adverse change in the credit status of the Lessee having occurred between 29 May 2006 and the Delivery Date (including as a result of a sale or proposed sale of the Lessee to an entity with a lower net worth than that of the current owner of the Lessee, FL Group hf consummated or in the process of being consummated prior to the Delivery Date); and

(j)	evidence that all authorisations, filings, consents, registrations and notifications required in connection with this Agreement and the transactions contemplated thereby have been (or will be before any required period) obtained or effected and will be, on their being effected or obtained, in full force and effect.

4.4	Waiver by Buyer

The conditions precedent set out in Clause 4.3 have been inserted for the benefit of the Buyer and may be waived in writing, in whole or in part and with or without conditions, by the Buyer.

4.5	Non-fulfilment by Buyer

If any of the conditions precedent referred to in Clause 4.1 remain outstanding on the Final Delivery Date and are not waived or deferred in writing by the Seller, the Seller shall be entitled at any time after 4 p.m. CET on the Final Delivery Date to terminate its obligation to sell the Aircraft to the Buyer by written notice, whereupon no party to this Agreement shall have any further obligation or liability hereunder. In case of the Agreement being terminated in accordance with this clause due to circumstances solely within the Buyer’s control, the Seller shall be entitled to retain as liquidated damages (and not as penalty) the Buyer Deposit.

4.6	Non-fulfilment by Seller

If any of the conditions precedent referred to in Clause 4.3 remain outstanding on the Final Delivery Date and are not waived or deferred in writing by the Buyer, the Buyer shall be entitled at any time after 4 p.m. CET on the Final Delivery Date to terminate its obligation to purchase the Aircraft by written notice, whereupon no party to this Agreement shall have any further obligation or liability hereunder save that the Seller shall forthwith return the Buyer Deposit.

5	Purchase Price

5.1	Amount of Purchase Price

The Buyer’s consideration for the Aircraft is the Purchase Price which shall be payable immediately prior to Delivery.

5.2	Seller Bank Details

The Purchase Price shall be transferred in full (without set-off or counterclaim or any deduction or withholding) to the following account in immediately available funds by wire transfer to:

***

All interest payable pursuant to this Agreement shall accrue daily on the basis of the actual number of days elapsed and a three hundred and sixty (360) day year.

6	Pre-Delivery Inspection

6.1	Inspection

Without prejudice to clause 3.1, the Buyer has at its own cost arranged and carried out a pre-delivery inspection and is satisfied with the condition of the Aircraft.

7	Delivery

7.1	Delivery Date

The Seller and the Buyer shall use all reasonable endeavours to procure that Delivery occurs on the Scheduled Delivery Date.

7.2	Delivery

On the Delivery Date and subject to the satisfaction or waiver of the conditions precedent in Clause 4, including the payment by the Buyer of the Purchase Price, the parties shall jointly deliver the Effective Time Notice to the Lessee and the Seller shall execute and deliver the Bill of Sale.

7.3	Delivery Location

The Aircraft shall be delivered to the Buyer while the Aircraft is located at the Delivery Location.

7.4	In the event that Delivery does not occur on or before the Final Delivery Date, for any reason, then the Seller and/or the Buyer shall have the right to terminate this Agreement by giving notice in writing thereof to the other. Following receipt of such notice, each party shall be released from its respective obligations hereunder (other than any obligation of the Seller to refund the Buyer Deposit to the Buyer pursuant to Clause 3.5, Clause 4.6 and Clause 7.5) and neither party shall have any claim against the other for any Losses resulting from such non-delivery.

7.5	If any change occurs after the date of this Agreement in any applicable Law which would make it illegal for either the Buyer or the Seller to perform any of their respective obligations under this Agreement and the Transaction Documents, the parties shall make all reasonable endeavours until the Final Delivery Date or such other date as the parties may agree to re-structure the transaction contemplated by this Agreement so as to avoid the aforementioned illegality. If following such endeavours on the Final Delivery Date or such other date as has been agreed the transaction has not been restructured so as to avoid the illegality, this Agreement shall, without further act, terminate and the rights and obligations of the parties hereunder shall cease and be discharged without further liability on the part of either the Seller or the Buyer (save that Seller shall return the Buyer Deposit to the Buyer forthwith).

7.6	Either party may terminate this Agreement upon serving notice on the other party if an order is granted for the winding up or dissolution of the other party or for the appointment of a trustee, receiver, administrative receiver, examiner or similar officer in respect of that other party or any of its assets.

7.7	To the extent that, after Delivery, the Seller receives from the Lessee any amount of Rent payable by the Lessee pursuant to the Lease (notwithstanding the novation of the Lease) in respect of any period after Delivery, the Seller shall procure that such rent is paid over to the Buyer as soon as is reasonably practicable after its receipt.

8	Condition of Aircraft

8.1	Disclaimers

BUYER UNCONDITIONALLY AGREES THAT AS BETWEEN BUYER (ON THE ONE HAND) AND SELLER (ON THE OTHER HAND) THE AIRCRAFT AND EACH PART THEREOF IS TO BE SOLD AND PURCHASED IN AN AS IS, WHERE IS CONDITION AS AT THE DELIVERY DATE, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN MADE OR IS GIVEN BY SELLER OR ITS SERVANTS OR AGENTS IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT

OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE COMPLETENESS OR CONDITION OF THE AIRCRAFT DOCUMENTS, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN OR OTHER PROPRIETARY RIGHTS; AND ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

8.2	Acceptance Certificate

DELIVERY OF THE ACCEPTANCE CERTIFICATE BY BUYER TO SELLER SHALL BE CONCLUSIVE PROOF, AS BETWEEN BUYER AND SELLER, THAT BUYER HAS EXAMINED AND INVESTIGATED THE AIRCRAFT TO WHICH SUCH ACCEPTANCE CERTIFICATE RELATES AND EACH PART THEREOF AND THAT THE AIRCRAFT AND EACH PART THEREOF IS IN EVERY WAY SATISFACTORY TO BUYER.

9	Manufacturer’s Warranties

9.1	Assignment

On Delivery, the Seller’s right, title and interest (to the extent that such assignment is contractually permitted and to the extent they are still subsisting) in all warranties between the Seller and the Manufacturer relating to the Aircraft are assigned and transferred. Warranties relating to the Engines and the Airframe shall, however, be assigned by way of a specific instrument of assignment which shall be consented to by the Airframe and Engine Manufacturer, respectively.

10	Indemnities and Taxes

10.1	Seller’s Indemnity

The Seller shall indemnify the Buyer in full on demand in respect of all Losses suffered or incurred by the Buyer or any of its officers, employees or agents (regardless of when the same are suffered or incurred) arising out of or connected in any way with:

(a)	the purchase, manufacture, ownership, possession, registration, performance, transportation, management, sale, control, inspection, use or operation, design, condition, testing, delivery, leasing, maintenance, repair, service, modification, overhaul, replacement, removal or redelivery of the Aircraft, or any loss of or damage to the Aircraft, or otherwise in connection with the Aircraft or relating to loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters and regardless of when the same arises or occurs, or whether it arises out of or is attributable to any act or omission, negligent or otherwise of the Buyer; or

(b)	any design, article or material in the Aircraft or the operation or use thereof constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any person;

PROVIDED that such indemnities shall not extend to Losses;

(a)	to the extent that such Losses arise out of any act, omission, event or circumstance occurring after Delivery of the Aircraft or arise out of matters for which the Seller is not liable under Clause 8;

(b)	to the extent that such Losses are caused by the gross negligence, wilful misconduct or recklessness of the Buyer or any of its employees, servants or agents;

(c)	to the extent that such Losses are the result of failure by the Buyer to comply with any of its express obligations under this Agreement or any representation or warranty given by the Buyer not being true and correct;

(d)	which are ordinary or usual operating or overhead expenses of the Buyer;

(e)	to the extent that such Losses represent a loss of profit, bargain or expectation under this Agreement or relate to the value of the Aircraft;

(f)	which are required to be borne by the Buyer in accordance with any other express provision contained in this Agreement; or

(g)	which relate to special, exemplary, punitive or consequential damages.

10.2	Buyer’s Indemnity

The Buyer shall indemnify the Seller in full on demand in respect of all Losses suffered or incurred by Seller or any of its officers, employees or agents (regardless of when the same are suffered or incurred) arising out of or connected in any way with:

(a)	the purchase, manufacture, ownership, possession, registration, performance, transportation, management, sale, control, inspection, use or operation, design, condition, testing, delivery, leasing, maintenance, repair, service, modification, overhaul, replacement, removal or redelivery of the Aircraft, or any loss of or damage to the Aircraft, or otherwise in connection with the Aircraft or relating to loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters and regardless of when the same arises or occurs, or whether it arises out of or is attributable to any act or omission, negligent or otherwise of the Seller; or

(b)	any design, article or material in the Aircraft or the operation or use thereof constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any person;

Provided that such indemnities shall not extend to Losses:

(a)	to the extent that such Losses arise out of any act, omission, event or circumstance occurring prior to Delivery of the Aircraft;

(b)	to the extent that such Losses are caused by the gross negligence, wilful misconduct or recklessness of the Seller or any of its employees, servants or agents;

(c)	to the extent that such Losses are the result of failure by the Seller to comply with any of its express obligations under this Agreement or any representation or warranty given by the Seller not being true and correct;

(d)	to the extent that such Losses represent a Tax or loss of Tax benefits arising in connection with the transfer of title to the Aircraft, provided always that nothing in this clause 10.2(f) shall limit the obligations of the Seller contained in clause 10.3.2 of this Agreement;

(e)	which are ordinary or usual operating or overhead expenses of the Seller;

(f)	which are required to be borne by the Seller in accordance with any other express provision contained in this Agreement; or

(g)	which relate to special, exemplary, punitive or consequential damages.

10.3	Taxes

10.3.1	The Seller and the Buyer agree that they will cooperate with each other and shall use all commercially reasonable endeavours to eliminate or minimise Taxes with respect of the sale of the Aircraft to the Buyer.

10.3.2	The Seller shall indemnify and hold harmless the Buyer from and against any Taxes arising (i) in Denmark in relation to the purchase of the Aircraft by Buyer (save as set forth in clause 13.7) and (ii) in relation to the Aircraft in respect of the period prior to Delivery.

10.3.3	Neither party shall be responsible for Taxes arising in connection with the transfer of title to the Aircraft save as contemplated by clauses 10.3.2 and 13.7.

11	Insurance

The Buyer undertakes to use all commercially reasonable endeavours to procure that the Seller is insured as an additional insured with respect to the insurances set forth in clause 13.2.3 of the Sterling Lease for a period of 24 months after the Delivery Date, generally complying with the requirements in clause 13 of the Sterling Lease (mutatis mutandis).

12	Law and Jurisdiction

12.1	This Agreement is governed by and shall be construed in accordance with the laws of England.

12.2	Each of the parties irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement (‘‘Proceedings’’) may be brought in such courts.

12.3	Each of the parties irrevocably waives any objection which it may have now or hereafter to the laying of any Proceedings in any such court as is referred to in this Clause and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgement in any Proceedings brought in any court referred to in this Clause shall be conclusive and binding upon them and may be enforced in the courts of any other jurisdiction.

12.4	Nothing contained in this Clause shall limit the right of a party to take Proceedings against another party in any court of competent jurisdiction, nor shall the taking of any Proceedings in one or more jurisdictions preclude the taking of any Proceedings in any other jurisdiction whether concurrently or not.

12.5	Each of the parties hereby consents generally in respect of any Proceedings arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

12.6	The Buyer hereby appoints Norose Notices Limited, at the address of its registered office from time to time, presently of Kempson House, Camomile Street, London EC3A 7AN, England, reference PTV/AA96326 as its agent for service of process in England in relation to any Proceedings.

12.7	The Seller hereby appoints The Maersk Company, Maersk House, Braham Street, London E1 5 EP, England as its agent for service of process in England in relation to any Proceedings.

13	Further Provisions

13.1	Further Assurances

Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other party to establish, maintain and protect the rights and remedies of the parties and to carry out and effect the intent and purpose of this Agreement and of passing or transferring title to the Aircraft in accordance with this Agreement.

13.2	Rights Cumulative, Waivers

The rights of the parties under this Agreement are cumulative, may be exercised, as often as each party considers appropriate and are in addition to its rights under general law. The rights of both of the parties (whether arising under this Agreement or the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on the part of either party or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

13.3	Variation

The provisions of this Agreement shall not be varied otherwise than by an instrument in writing executed by or on behalf of all of the parties to this Agreement.

13.4	Notices

Any notice or other communication under or in connection with this Agreement shall be in writing in the English language or accompanied by a certified English translation thereof and shall be delivered personally, or by courier services such as Federal Express, DHL or similar services, or facsimile transmission, to the respective addresses or facsimile numbers given below or such other address or facsimile number as the recipient may have notified to the sender in writing. Proof of despatch shall be deemed to be proof of receipt:

(a)	in the case of a notice sent by courier service, upon delivery to the notified party (provided that, if delivery is tendered but refused, such notice shall be deemed effective upon such tender);

(b)	in the case of a facsimile transmission, on the Business Day immediately following the date of despatch or transmission;

to the Seller at:

MAERSK AIRCRAFT A/S
Copenhagen Airport South
DK-2791 Dragoer
Denmark
Attention: The President
Fax: +45 33 63 50 81

to the Buyer at:
Wells Fargo Bank Northwest, National Association
299 South Main Street
12th Floor
Salt Lake City
Utah
UT84111
United States of America
Attention: Corporate Trust Department, MAC: U1228-120
Fax: +1 801 246 5053

with a copy to:

Aircastle Advisor LLC
300 First Stamford Place
5th Floor
Stamford, Connecticut 06902
United States of America
Fax: +1 203-504-1021

or to such other address or facsimile number as is notified by one party to the other party under this Agreement.

13.5	Survival

Notwithstanding anything contained herein to the contrary, all agreements, indemnities, representations and warranties contained in this Agreement shall survive the Delivery Date and the expiration or other termination hereof.

13.6	Invalidity of any Provision

If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

13.7	Costs and Expenses

Each of the Seller and the Buyer shall bear its own fees, costs and expenses in connection with the preparation, negotiation and completion of this Agreement and performance of the transactions contemplated hereby, except as expressly provided herein. Notwithstanding the foregoing (i) the Seller shall be responsible for and shall discharge the costs and expenses of the Lessee incurred in connection with the Novation of the Lease and (ii) the Buyer shall be responsible for and shall discharge any and all costs and Taxes payable to the Danish Civil Aviation Authority in relation to the registration of the transfer of title to the Aircraft with the Danish Civil Aviation Authority.

13.8	Counterparts

This Agreement may be executed in any number of separate counterparts by the parties and each counterpart shall when executed and delivered be an original document, but all counterparts shall together constitute one and the same instrument.

13.9	Successors and Assigns

This Agreement shall be binding upon, inure to the benefit of and shall be enforceable by the parties hereto, and their respective successors and assigns; provided, that no party to this Agreement may assign any of its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

13.10	Third Parties Act

A person who is not a party to this Agreement shall have no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, except for the indemnified parties in clause 10.1 and 10.2.

13.11	No Brokerage

Skytech-AIC has been marketing the Aircraft on behalf of the Seller and any fees in that relation are for the account of the Seller. Otherwise, no brokers have been assisting in bringing about the sale of the Aircraft as contemplated in this Agreement.

13.12	Confidentiality

The parties shall keep this Agreement, and all terms and provisions hereof and thereof, strictly confidential and shall not disclose, or cause to be disclosed, the same to any person, without the prior written consent of the other party, except (a) to prospective and permitted transferees of any party’s interests or their respective counsel or special counsel, certified public accountants, independent insurance brokers or other agents, (b) in connection with any administration or enforcement of any provisions of this Agreement, (c) to its affiliates, (d) to its advisors, insurance brokers and accountants, or (e) as may be required by any applicable statute, court or administrative order or decree or governmental ruling or regulation, including insurance regulatory bodies, banking examiners and other government officials. In the event of disclosure of confidential information, the disclosing party (acting always with the prior written consent of the other party) shall notify that other party of (i) the identity of the recipient of the information and (ii) the content of the information disclosed.

13.13	Entire Agreement

This Agreement and the Transaction Documents constitute the entire agreement between the parties hereto in relation to the sale and purchase of the Aircraft, and supersedes all previous proposals, agreements and other written and oral communications in relation thereto.

13.14	Time of the Essence

Time shall be of the essence in respect of payment and performance under this Agreement.

—o0o—

In witness whereof the parties hereto have executed this Agreement on the day and year first herein written.

SIGNED by and on behalf of MAERSK AIRCRAFT A/S

By (in print): Flemming Ipsen
Title: Attorney-in-fact
Signature: /s/ Flemming Ipsen

SIGNED by and on behalf of WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (not in its individual capacity but solely as Owner Trustee)

By (in print): C. Scott Nielsen
Title: Vice President
Signature: /s/ C. Scott Nielsen

Execution page, OY-MRG, msn 28010

Schedule 1, description of Aircraft

One (1) Boeing B737-7L9 aircraft, manufacturer’s serial number 28010 and Danish registration marks OY-MRG with two CFM56-7B22 aircraft engines, manufacturer’s serial number 874956 and 874957.

Schedule 2, Bill of Sale

For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, MAERSK AIRCRAFT A/S, a Danish company (‘‘Seller’’) does hereby, on the date hereof grant, convey, transfer, bargain, sell, deliver and set over with full title guarantee to Wells Fargo Bank Northwest, National Association (not in its individual capacity but solely as Owner Trustee) (‘‘Buyer’’), its successors and assigns, forever all of its right, title and interest in and to that certain Boeing B737-7L9 aircraft, bearing manufacturer’s serial number 28010, together with (i) the two (2) CFM56-7B22 engines bearing manufacturer’s serial numbers 874956 and 874957, respectively, (ii) all appliances, parts, instruments, appurtenances, accessories, furnishings, or other equipment or property incorporated, installed in or on or attached to said aircraft and engines (collectively the ‘‘Aircraft’’), and (iii) all Aircraft Documents (as defined in that certain Aircraft Sale and Purchase Agreement dated as of [•] 2006 between Seller and Buyer (the ‘‘Sale Agreement’’).

That Seller hereby warrants to Buyer, its successors and assigns, that it is the holder of title to the Aircraft and the Aircraft Documents and with the right to sell the same as aforesaid and that Seller conveys to Buyer good and marketable title to the Aircraft and the Aircraft Documents with full title guarantee and that Seller will warrant and defend such title forever against all claims and demands whatsoever.

This Bill of Sale is governed by the laws of England.

In witness whereof, Seller has caused this instrument to be executed by its duly authorised signatory/signatories this              day of [•].

MAERSK AIRCRAFT A/S

By (in print):
Title:
Signature:

Schedule 3, Acceptance Certificate

Wells Fargo Bank Northwest, N.A. as owner trustee (the ‘‘Purchaser’’) of 299 South Main Street, 12th Floor, Salt Lake City, UT 84111 hereby accepts delivery at[•] CET on this [•] day of August 2006 of the Boeing B737-7L9 aircraft with manufacturer’s serial number 28010 and two CFM56-7B22 engines with serial numbers 874956 and 874957 in accordance with an Aircraft Sale Agreement dated [•] August 2006 between the Purchaser and Maersk Aircraft A/S (the ‘‘Sale Agreement’’) on an ‘‘as is, where is’’ basis.

The Purchaser confirms that the Aircraft is satisfactory in all respects and irrevocably accepts the Aircraft for all purposes of the Sale Agreement.

SIGNED BY

on behalf of
Wells Fargo Bank Northwest, N.A.
as owner trustee

Schedule 4, Parent Guarantee

See the attached